Exhibit 99.2

Product and Segment Revenues
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Product Revenues:
Carrier Systems	$105,537	$126,755	$198,341	$198,013
Business Networking	45,379	36,590	83,455	79,732
Loop Access	11,317	20,653	23,450	40,988
Total	$162,233	$183,998	$305,246	$318,733

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$81,628	$106,042	$153,862	$155,524
Optical (included in Carrier Systems)	15,986	14,003	24,860	28,258
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	43,922	34,935	80,834	75,909
Total Core Products	141,536	154,980	259,556	259,691
Percentage of Total Revenue	87%	84%	85%	81%

HDSL (does not include T1) (included in Loop Access)	10,289	19,465	21,696	38,424
Other Products (excluding HDSL)	10,408	9,553	23,994	20,618
Total Legacy Products	20,697	29,018	45,690	59,042
Percentage of Total Revenue	13%	16%	15%	19%

Total	$162,233	$183,998	$305,246	$318,733

Segment Revenues:
Carrier Networks	$123,333	$152,707	$233,220	$249,361
Enterprise Networks	38,900	31,291	72,026	69,372
Total	$162,233	$183,998	$305,246	$318,733

Sales by Geographic Region:
United States	$127,487	$130,389	$235,593	$246,832
International	34,746	53,609	69,653	71,901
Total	$162,233	$183,998	$305,246	$318,733